UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

Verigy Ltd.
(Name of Registrant as Specified in Its Charter)

Advantest Corporation
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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April 4, 2011

Dear all,

The purpose of this letter is to provide you with more information in reference to the announced Acquisition project involving Advantest and Verigy.

As indicated in the Advantest and Verigy press release, the Department of Justice (DOJ) has issued a second request in connection with the transaction. Both companies and their advisors are working closely with the DOJ to comply with the second request expeditiously.

At this moment, we assume that customers will start launching questions related to Advantest’s operational, logistic, and support status. Therefore, we have drafted the attached Customer Letter.

Please field all customer questions strictly according to the framework described in the Customer Letter and as outlined below:

1. Products
There are no plans to terminate any of the existing product lines. Advantest intends to continue to make available current products (ATE, Factory Automation etc.) to serve customer needs.

2. Support
Advantest plans to continuously provide the same level of engineering support (hardware, software, application, service, parts) for all installed and active products.

3. Business agreements and contracts
Advantest intends to honour all existing agreements. Every effort will be made to ensure that existing agreements, which are valid at this moment, are honoured and no changes are made to the relevant terms & conditions.

4. Business Contact
Advantest does not foresee any change of customer contacts for any of our business operations including sales & marketing; service; and application support.

In order to guarantee a smooth integration, we will establish a company wide Integration Team. The Integration Team will discuss our mid-term strategy and will share relevant information with all related groups in Advantest. We will keep you updated on the Integration Team organization and related discussions.

If you have any question, please feel free to contact us.
Best regards,

Hiro Sawai
Advantest Corp.

Additional Information and Where You Can Find It

On March 28, 2011, Advantest and Verigy entered into a definitive agreement providing for a business combination of the two companies.  In connection with the proposed transaction, Verigy will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of Verigy. Investors and shareholders of Verigy are urged to read the proxy statement when it becomes available because it will contain important information about Verigy and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by Advantest or Verigy with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Advantest by contacting Advantest Investor Relations Section by e-mail at satsuki.tsuruta@jp.advantest.com or by telephone at (81-3) 3214-7570. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Advantest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Verigy shareholders in favor of the proposed transaction.  Information regarding Advantest’s directors and executive officers who may be considered to be participants is available in the Schedule 14A filed with the SEC by Advantest on March 22, 2011, which is available free of charge at the SEC’s web site at www.sec.gov and from Advantest at the e-mail address and phone number listed above.

April 4, 2011

Dear valuable Advantest business partners:

The purpose of this letter is to provide you with more detailed information in reference to the announced plan by Advantest to acquire Verigy.

As already indicated in our latest press release, Advantest believes that the planned acquisition will enable our company to offer you an even more complete set of products and services, to better meet your requirements in this fast changing market environment.

At this point, the acquisition is still contingent upon the satisfaction of certain conditions and we are only beginning to work on integration planning. That said, we would like to inform you about Advantest’s current operational status with a focus on existing products, R&D, sales & marketing, service & support, as well as manufacturing.

1. Products
There are no plans to terminate any of the existing product lines. Advantest intends to continue to make available current products (ATE, Factory Automation etc.) to serve customer needs.

2. Support
Advantest plans to continuously provide the same level of engineering support (hardware, software, application, service, parts) for all installed and active products.

3. Business agreements and contracts
Advantest intends to honour all existing agreements. Every effort will be made to ensure that existing agreements, which are valid at this moment, are honoured and no changes are made to the relevant terms & conditions.

4. Business Contact
Advantest does not foresee any change of customer contacts for any of our business operations including sales & marketing; service; and application support.

We want to assure you that we are committed to delivering the highest level of customer service and support to you. Your continuous cooperation is highly appreciated.

In case there are any further questions, please do not hesitate to contact your local Advantest sales or support representative.

In addition, we will keep you informed regularly on the progress of the M&A process.

Sincerely yours,

Haruo Matsuno
Representative Director
President and CEO
Advantest Corporation

Additional Information and Where You Can Find It

On March 28, 2011, Advantest and Verigy entered into a definitive agreement providing for a business combination of the two companies.  In connection with the proposed transaction, Verigy will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of Verigy. Investors and shareholders of Verigy are urged to read the proxy statement when it becomes available because it will contain important information about Verigy and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by Advantest or Verigy with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Advantest by contacting Advantest Investor Relations Section by e-mail at satsuki.tsuruta@jp.advantest.com or by telephone at (81-3) 3214-7570. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Advantest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Verigy shareholders in favor of the proposed transaction.  Information regarding Advantest’s directors and executive officers who may be considered to be participants is available in the Schedule 14A filed with the SEC by Advantest on March 22, 2011, which is available free of charge at the SEC’s web site at www.sec.gov and from Advantest at the e-mail address and phone number listed above.